UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16827	Premcor Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1851087

1-11392	The Premcor Refining Group Inc. 1700 East Putnam Avenue Suite 400 Old Greenwich, Connecticut 06870 (203) 698-7500	Delaware	43-1491230

Item 5. Other Events

On April 14, 2004, Premcor Inc. announced that its wholly owned subsidiary, The Premcor Refining Group Inc., or PRG, completed its $1.0 billion Senior Secured Revolving Credit Facility maturing April 2009. This new facility replaces PRG’s existing $785 million credit facility and will be used primarily to provide letters of credit in support of crude oil and feedstock purchases for the company’s refinery operations and to provide for other working capital needs. A copy of Premcor Inc.’s press release making such announcement is attached to this report as Exhibit 99.1 and the agreement governing the facility is attached to this report as Exhibit 10.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 13, 2004, among PRG, Citigroup Global Markets Inc., as Lead Arranger, Citicorp North America, Inc., as Administrative Agent and the other financial institutions party thereto

99.1	Press release dated April 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Premcor Inc. The Premcor Refining Group Inc. (Co-Registrants)

/s/ Dennis R. Eichholz
Dennis R. Eichholz
Controller (principal accounting officer and duly authorized officer)

April 15, 2004

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 13, 2004, among PRG, Citigroup Global Markets Inc., as Lead Arranger, Citicorp North America, Inc., as Administrative Agent and the other financial institutions party thereto

99.1	Press release dated April 14, 2004